 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 of our report dated March 31, 2015 relating to the audited financial statements for the year ending December 31, 2014 of Safety Quick Lighting & Fans Corp. and Subsidiary.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Bongiovanni & Associates, PA

Bongiovanni & Associates, PA

June 12, 2015